As filed with the Securities and Exchange Commission on August 11, 2008

                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                             SALISBURY BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

               Connecticut                           06-1524044
               ------------                          ----------
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)            Identification Number)
                     ---------------------------------------
                                5 Bissell Street
                                  P.O. Box 1868
                               Lakeville, CT 06039
                                 (860) 435-9801
                                 --------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       -----------------------------------
                                 John F. Perotti
                      Chairman and Chief Executive Officer
                             Salisbury Bancorp, Inc.
                                5 Bissell Street
                               Lakeville, CT 06039
                                 (860) 435-9801
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      -------------------------------------
                                    Copy to:
                              Thomas A. Klee, Esq.
                          Cranmore, FitzGerald & Meaney
                             49 Wethersfield Avenue
                        Hartford, Connecticut 06114-3488
                                 (860) 522-9100
                     --------------------------------------

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[_]
    -----------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                          -----------

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated file" and "smaller reporting company' in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer [_]                 Accelerated filer [_]
Non-accelerated filer [_]                   Smaller reporting company [X]
                            ------------------------

                                 CALCULATION OF REGISTRATION FEE
============================================================================================
--------------------------------------------------------------------------------------------
 Title of each class of                Proposed maximum      Proposed maximum     Amount of
    securities to be    Amount to be   offering price per   aggregate offering  registration
       registered        registered        unit (1)                price             fee
--------------------------------------------------------------------------------------------
    Common Stock,         100,000           $30.20             $3,020,000.00       $118.69
    par value $.10
--------------------------------------------------------------------------------------------
============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices reported on the American Stock Exchange on August 4, 2008.

                                   PROSPECTUS

                             SALISBURY BANCORP, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

            100,000 Shares of Common Stock, par value $.10 per share

            We are providing you with a plan that makes it convenient for you to purchase our common stock generally without brokerage commissions. You may have cash dividends paid by us reinvested in shares of our Common Stock. You may also make additional voluntary cash payments to the plan agent for the purchase of additional shares. The plan agent will purchase shares of our Common Stock quarterly on your behalf with the cash dividends and voluntary cash payments from us at the average closing price of our Common Stock as reported on the American Stock Exchange on the last five (5) trading days ending with, and including, the dividend payment date or on the open market at the current market price.

            Our Common Stock is traded on the American Stock Exchange under the symbol "SAL."

            Our principal executive offices are located at 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039, and our telephone number is (860) 435-9801.
                                  -------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE 2 IN THIS PROSPECTUS BEFORE PURCHASING ANY OF THESE SHARES.
                                  -------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -------------

                        Prospectus dated August 11, 2008

                                   THE COMPANY

            Salisbury Bancorp, Inc. (AMEX:SAL) (the "Company") is a Connecticut corporation that was formed in 1998. Its primary activity is to act as the holding company for its sole subsidiary, the Salisbury Bank and Trust Company (the "Bank"), which accounts for most of the Company's net income. The Company was founded in 1998 for the purpose of acquiring all of the stock of the Bank in a shareholder-approved reorganization. The Bank is chartered as a state bank and trust company by the State of Connecticut and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act. The Bank's main office is at 5 Bissell Street, Lakeville, Connecticut 06039. Its telephone number is (860) 435-9801, and its website address is: www.salisburybank.com.

            The Bank currently operates seven (7) full service offices, which are located in the towns of North Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains, New York and a Trust and Investment Services Division in Lakeville, Connecticut. Most of the Bank's business is derived from customers located in Litchfield County, Connecticut, Dutchess and Columbia Counties, New York and Berkshire County, Massachusetts. The Bank is a full-service bank offering a wide range of commercial and personal banking services.

                                  RISK FACTORS

            This prospectus, including the information incorporated by reference, includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") including, in particular, the statements about our plans, strategies and prospects. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this prospectus are set forth below and elsewhere in this prospectus.

         The Company's business and financial condition is directly affected by the Bank's business and financial condition and, thus, is subject to certain risks of the Bank. The following risks may affect the Company. The risk factors outlined below, although specific to the Company, are not uncommon to financial services companies with similar operating strategies.

Changes in economic conditions could materially negatively impact the Company's business.

         The business of the Company and the Bank is directly affected by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies and inflation, all of which are beyond the Company's control. The Bank is particularly affected by economic conditions in Litchfield County, Connecticut, Berkshire County, Massachusetts, and Columbia and Dutchess Counties in New York. Deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows:

      o     problem assets and foreclosures may increase;
      o     demand for the Bank's products and services may decline;
      o     low cost or non-interest bearing deposits may decrease; and,
      o collateral for loans made by the Bank, especially real estate, may decline in value, in turn reducing customers' borrowing power and reducing the value of assets and collateral associated with the Bank's existing loans.

In view of the geographic concentration of the Bank's operations and the collateral securing the Bank's loan portfolio, the Company may be particularly susceptible to the adverse effects of these consequences, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The Company is dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect the Company's prospects.

            Competition for qualified employees and personnel in the banking industry is intense and there are a limited number of qualified persons with knowledge of, and experience in, the banking industry within the communities the Bank serves. The Company's and the Bank's success depends to a significant degree upon the ability to attract and retain qualified management, loan origination, finance, administrative, marketing and technical personnel and upon the continued contributions of management and personnel. The loss of the services of the senior executive management team members or other key executives could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The Bank's business is subject to interest rate risk.

            A substantial  portion of the  Company's  income is derived from the differential or "spread" between the Bank's interest earned on loans, securities and other interest earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Because of the differences in the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities, changes in interest rates do not produce equivalent changes in interest income earned on interest-earning assets and interest paid on interest-bearing liabilities. Accordingly, fluctuations in interest rates could adversely affect the interest rate spread and, in turn, the Company's profitability. In addition, loan origination volumes are affected by market interest rates. Rising interest rates, generally, are associated with a lower volume of loan originations while lower interest rates are usually associated with higher loan originations. Conversely, in rising interest rate environments, loan repayment rates may decline and in falling interest rate environments, loan repayment rates may increase. Falling interest rate environments may cause additional refinancing of commercial real estate and 1-4 family residence loans, which may depress the Company's loan volumes or cause rates on loans to decline. In addition, an increase in the general level of short-term interest rates on variable rate loans may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations or reduce the amount they wish to borrow. As short-term rates continue to rise, retention of existing deposit customers and the attraction of new deposit customers may require the Company to increase the rates it pays on deposit accounts. Changes in levels of market interest rates could materially and adversely affect net interest spread, asset quality, loan origination volume, business, financial condition, results of operations and cash flows.

A downturn in the real estate market in the Company's market area could hurt the Company's financial condition because most of the Bank's loans are secured by real estate.

            Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature. If real estate prices decline, the value of real estate collateral securing the Bank's loans may be reduced. The Bank's ability to recover on defaulted loans by foreclosing and selling the real estate collateral could then be diminished and the Company could be more likely to suffer losses on defaulted loans. If there is a significant decline in real estate values, especially in the Company's market area, the collateral for the Bank's loans will provide less security. Any such downturn could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The ability to attract deposits may effect the Bank's growth.

            The Company's ability to increase its assets depends in large part on the Bank's ability to attract additional deposits at favorable rates. The Bank anticipates seeking additional deposits by offering deposit products that are competitive with those offered by other financial institutions in the Company's markets and by establishing personal relationships with the Bank's customers. The Bank's failure to attract additional deposits at competitive rates could have a material effect on the Company's business, financial condition, results of operations and cash flows.

The allowance for loan and lease losses is an estimate and may not be adequate to cover all future actual losses.

            A source of risk arises from the possibility that losses could be sustained because borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans and leases. The underwriting and credit monitoring policies and procedures that the Company has adopted to address this risk may not prevent unexpected losses that could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows. Unexpected losses may arise from a wide variety of specific or systemic factors, many of which are beyond the Company's ability to predict, influence or control.

            Like all banking institutions, the Bank maintains an allowance for loan and lease losses to provide for loan and lease defaults and non-performance. The allowance for loan and lease losses reflects the Bank's estimate of the probable losses in the Bank's loan and lease portfolio at the relevant balance sheet date. The Bank's allowance for loan and lease losses is based on prior experience, as well as an evaluation of the known risks in the current portfolio, composition and growth of the loan and lease portfolio and economic factors. The determination of an appropriate level of loan and lease loss allowance is an inherently difficult process and is based on numerous assumptions. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Bank's control and these losses may exceed current estimates. Federal and state regulatory agencies, as an integral part of their examination process, review the Bank's loans and leases and allowance for loan and lease losses.

The Company  relies on  communications,  information,  operating  and  financial
control  systems   technology  from  third-party   service  providers  that  may
experience an interruption or breach of security.

            The Company relies on communications and information systems technology to conduct its business. Any failure, interruption or breach in security of these systems could result in disruptions in the Company's customer relationship management, general ledger, deposits, loan and other systems. While the Company has policies and procedures designed to prevent a failure, interruption or security breach, or to limit the effect of any if they do occur, there can be no assurance that they will not occur. The occurrence of any failure, interruption or security breach of communications or information systems could damage the Company's reputation, result in a loss of customer business, subject the Company to additional regulatory scrutiny or expose the Company to financial liability or litigation.

         The Company relies on certain third-party service providers for much of the communications and information systems technology. If any of the Company's third-party service providers experience financial, operational or technological difficulties, or if there is any other disruption in the Bank's relationships with them, the Company may be required to locate alternative sources of such services and it cannot be certain that it could negotiate terms that are as favorable to the Company or could obtain services with similar functionality as found in the Company's existing systems without the need to expend substantial resources, if at all.

         Any of these circumstances could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The Company's expansion activities could have a negative impact on its results of operations and financial condition.

            From time to time, in the ordinary course of business, the Company engages in expansion activities through the establishment of new branches or through acquisitions. The short-term costs of such activities expansion may negatively affect its results of operations and financial condition.

            The Company's business strategy has emphasized expansion through de novo branching, although it may from time to time seek to expand through acquisitions of other financial institutions or lines of business. There can be no assurance that in the future the Company will be able to successfully expand into new markets or that its expansion activities will not have an adverse effect on the Company's operating results while the new activity is being integrated into the Company's operations. In addition, once integrated, there is a risk that the expanded operations may not achieve levels of profitability comparable to those achieved by the Company's existing operations or otherwise not perform as expected. Further, transaction-related expenses may adversely affect the Company's results of operations and financial condition.

The Bank faces competition from financial service companies and other companies that offer banking services.

            Many competitors offer the banking and other services that the Bank offers in its service area. These competitors include national banks, regional banks and other community banks. The Bank also faces competition from many other types of financial institutions, including savings and loan associations, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, the Bank's competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions may have larger lending limits, which would allow them to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain loan and deposit customers and a range in quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances enable more companies to provide financial services. The Bank also faces competition from out-of-state financial intermediaries that solicit deposits in the Bank's market area. If the Bank is unable to attract and retain banking customers, it may be unable to continue the Bank's loan and deposit growth and the Company's business, financial condition, results of operations and cash flows may be adversely affected.

The Company and the Bank are subject to extensive government regulation.

            The operations of the Company and the Bank are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of the operations of the Company and the Bank. Because the Company's and the Bank's business is highly regulated, the applicable laws, rules and regulations are subject to regular modification and change. The Company cannot be certain that laws, rules and regulations will not be adopted in the future which could make compliance much more difficult or expensive or otherwise adversely affect the Company's and the Bank's business, financial condition, results of operations or cash flows.

The Company may be exposed to risk of environmental liabilities with respect to properties to which the Bank takes title.

            In the business of banking, a bank may foreclose and take title to real estate that could subject the bank to environmental liabilities with respect to these properties.

Customer information may be used fraudulently.

            Risk of theft of customer information resulting from security breaches exposes the Company to reputation risk and potential monetary loss. The Company has potential exposure to fraudulent use of its customers' personal information resulting from general business operations or through customer use.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and current reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. We file reports, proxy statements and other information with the SEC electronically, which filings are available to the public at the SEC's web site at http://www.sec.gov.

            The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. This prospectus is part of a registration statement we filed with the SEC. The documents we incorporate by reference are:

         (1) Annual Report on Form 10-K for the year ended December 31, 2007 which contains financial statements for the year ended December 31, 2007;

         (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

         (2) Current Reports on Form 8-K filed March 28, 2008, April 28, 2008, May 14, 2008, May 16, 2008, June 3, 2008, July 1, 2008 and August
              1, 2008; and

         (3) The description of our common stock contained in our Form S-4 filed on April 23, 1998, and any amendment or report filed to update this description.

            We will provide to each person to whom this prospectus is delivered a copy of these filings, at no cost, upon written or oral made to:

                  John Foley, CFO
                  Salisbury Bancorp, Inc.
                  5 Bissell Street
                  P.O. Box 1868
                  Lakeville, CT 06039
                  (860) 435-9801

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                             SALISBURY BANCORP, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                              TERMS AND CONDITIONS

The following prospectus describes, in a question and answer format, the Terms and Conditions under which the Dividend Reinvestment and Stock Purchase Plan (the "Plan") will be administered for Salisbury Bancorp, Inc. (the "Company"). The Plan provides you with an economical means of purchasing additional shares of the Company and growing your share ownership through the reinvestment of dividends and optional cash payments. It also provides a convenient method of safekeeping and selling shares.

PURPOSE

1.       What is the purpose of the Plan?

The purpose of the Plan is to provide employees and eligible owners of the Common Stock of the Company with a simple and convenient means of investing cash dividends and making additional cash purchases of common stock on a quarterly basis.

ADVANTAGES

2.       What are the advantages of the Plan?

The Plan provides you with the ability to:

         a) Reinvest automatically 25%, 50%, 75% or all of your cash dividends in additional shares of Common Stock. The Company pays service fees for the reinvestment of dividends. Currently, the Company absorbs any brokerage fees incurred.

         b)   If you are an employee of the Company or any subsidiary who is not
              currently  a   shareholder,   you  may  become  a  shareholder  by
              purchasing shares through the Plan

         c) Make quarterly cash purchases of additional shares of Common Stock of the Company. The minimum purchase amount is $100. The maximum purchase amount is $2,500 per quarter. A service fee of $2.50 will be deducted from each cash investment. Currently, the Company absorbs any brokerage fees incurred.

         d) Invest the full amount of cash dividends you elect to reinvest and optional cash payments (less applicable fees as noted above), since purchases of shares made through the Plan are calculated to four decimal places.

         e) Deposit certificates into your Plan account, avoiding cumbersome safekeeping requirements and the risk of losing your certificates. There is a $5.00 fee each time you deposit certificates into safekeeping.

         f) Avoid the inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.

         g) Sell shares through the Plan by directing the Plan Administrator to sell some or all of the shares held in your account in the Plan. You will be charged a $15.00 fee for each sell request and will pay a pro rata portion of any brokerage commissions incurred.

ADMINISTRATION

3.       Who administers the Plan for participants?

Registrar and Transfer Company (the "Plan Administrator"), a corporation independent of and not affiliated with the Company, administers the Plan for participants, keeps records, sends statements of account to participants and performs other duties related to the Plan. Shares purchased through the Plan or deposited into safekeeping will be registered in the name of the Plan Administrator or its nominee as agent for participants in the Plan.

All inquiries and communications regarding the Plan should include your account number and should be directed to the Plan Administrator at:

         Registrar and Transfer Company
         Attention: Dividend Reinvestment Department
         P.O. Box (664) Cranford, NJ (07016)

         Phone: 1-800-368-5948

         www.rtco.com
         ------------

The Plan Administrator or the Company may terminate or suspend the Plan at any time by written notice to you. These "Terms and Conditions" of the Plan may be amended by the Plan Administrator, with the concurrence of the Company, at any time by mailing an appropriate notice to you at least 30 days prior to the effective date of the amendment (see Question 30). See Question 28 for additional information regarding the responsibilities of the Plan Administrator.

PARTICIPATION

4.       Who is eligible to participate?

Employees of the Company or any subsidiary of the Company who are not shareholders are eligible to enroll in the Plan by making an optional cash payment as described in

Questions 5 and 9.

Record owners of Common Stock holding 25 or more shares registered in their name are eligible to enroll in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank or other nominee) are also eligible to enroll in the Plan.

5.       How do you become a participant?

Any employee or eligible shareholder may join the Plan by completing an Enrollment Form and returning it to the Plan Administrator at the address provided in Question 3. You may obtain Enrollment Forms at any time by contacting the Company or the Plan Administrator. Employees who are not shareholders should send an optional cash payment with their Enrollment Form at least five days and not more than 30 days prior to a cash dividend record date, as described in Question 9. Eligible shareholders who wish to make an optional cash payment with their Enrollment Form must submit the Enrollment Form at least five days and not more than 30 days prior to a cash dividend record date, as described in Question (9.)

6.       What options are available to you?

Reinvestment of Dividends and Purchase of Shares
------------------------------------------------

By marking the appropriate space on the Enrollment Form, you may choose to automatically reinvest 25%, 50%, 75% or 100% of the cash dividends on all shares of Common Stock of which you are the owner of record. However, if you have shares of Common Stock registered in more than one name or account, then you may elect to have the cash dividends on shares registered in one name or account reinvested under the Plan, but decline to have the cash dividends on shares registered in the other name or account reinvested under the Plan.

You may elect to reinvest 25%, 50%, 75% or 100% of the cash dividends on the shares of Common Stock held in your account by your broker, bank or other nominee.

You may also elect to make optional cash payments at least five days and not more than 30 days prior to a cash dividend record date, less a $2.50 transaction fee charged by the Plan Administrator, in amounts ranging from a $100 minimum to a $2,500 maximum per quarter per participant. Dividends and cash received for the purchase of Common Stock of the Company may be commingled for purposes of purchasing shares.

Deposit of Shares and Shares Held by Plan Administrator for Participants
------------------------------------------------------------------------

All shares of Common Stock purchased through the Plan, whether with reinvested dividends or optional cash payments, will be held for you in the Plan by the Plan Administrator. Dividends on these shares will be reinvested automatically at the same rate (25%, 50%, 75% or 100%) you elect for shares registered in your name, held in your account by your broker, bank or other nominee or deposited with the Plan Administrator.

The Plan allows you to deposit shares of Common Stock registered in your name with the Plan Administrator. The certificate(s) may be deposited at the time you submit your Enrollment Form. There is a fee of $5.00 charged for each deposit of certificate(s). More than one certificate can be deposited for the same $5.00 fee. You must send a check for $5.00 with the certificate(s) to be deposited.

Selling Shares by Plan Participants
-----------------------------------

You may sell some or all of the shares held by the Plan for your benefit. There is a $15.00 fee charged for each sale. Brokerage commissions, if any, will be paid by you. If all of the shares held in the Plan for you are sold, then Plan participation will be terminated.

7.       When do your investments begin through the Plan?

If your Enrollment Form specifying reinvestment of cash dividends is received by the Plan Administrator at least five business days before the record date of a cash dividend payment, reinvestment will commence with the following dividend payment. If your Enrollment Form is received after that date, the reinvestment of cash dividends through the Plan will begin with the next cash dividend payment following the next record date.

Optional cash payments will be invested as specified in Question (9.)

8.       May you change your method of participation after enrollment?

You may terminate your Plan participation at any time by sending a notification of termination or change the rate at which your dividends are reinvested (to 25%, 50%. 75% or 100%) by sending a revised Enrollment Form to the Plan Administrator at the address noted in Question 3. The termination or change becomes effective immediately as long as your notification of termination is received by the Plan Administrator not less than five business days prior to a cash dividend record date. Enrollment Forms may be obtained by contacting the Company or Plan Administrator.

If you elect to participate through the reinvestment of cash dividends and later decide to make optional cash payments, no new Enrollment Form is needed.

Optional Cash Payments

9.       When and how can optional cash payments be made?

Optional cash payments will be invested once quarterly on the Investment Date described in Question 13. Optional cash payments of at least $100 and not more than $2,500 per quarter should be received by the Plan Administrator from you at least five days and not more than 30 days prior to a cash dividend record date. The payments, less a $2.50 service charge, will be applied to the purchase of shares for your account beginning on that dividend record date. Cash received for investment may be commingled by the Plan Administrator with dividends and other participant's cash for the purposes of making a purchase of stock. You cannot specify the price or timing nor make any other limitations on the purchase of shares other than those specified under these Terms and Conditions.

No interest will be paid on optional cash payments pending investment. To avoid unnecessary accumulations, such payment must be sent so that they will be received by the Plan Administrator at least five days but not more than 30 days before a cash dividend payment date. Cash received earlier than this date will be returned by the Plan Administrator. You may obtain the return of any optional cash payment by written request received by the Plan Administrator not less than two business days before it is to be invested. Normal dividend payment dates are described in Question (13.)

An initial optional cash payment may be made when you join the Plan provided the Enrollment Form is received at least five days and not more than 30 days prior to a cash dividend record date. Thereafter, optional cash payments may be made through the use of Cash Payment Forms sent to you as part of your account statement. Optional cash payments may be made by sending a personal check, drawn on a U.S. bank payable in U.S. currency, made payable to Registrar and Transfer Company and returned along with the Enrollment Form or Cash Payment Form.

10.      What are the limitations on making optional cash payments?

Any optional cash payment you wish to make must be not less than $100 per check nor more than $2,500 per quarter. Any number of optional cash payments may be made, subject to the foregoing limitations. There is no obligation to make any optional cash payment at any time and cash payments need not be in the same amount of money each quarter.

Costs

11. Are there any expenses to you in connection with purchases through the Plan?

The following are the fees and other expenses relating to the Plan charged to you by the Plan Administrator:

         * Dividend Reinvestment: All fees and brokerage commissions are absorbed by the Company.
         * Cash Investment: A $2.50 fee. Brokerage commissions are absorbed by the Company.
         *  Certificate Deposit: A $5.00 fee per deposit.
         * Sale of shares held in the Plan: $15.00 per sale plus applicable brokerage commissions, if any.
         *  Withdrawal from the Plan: A $10.00 fee.

Purchases

12. How many shares of Common Stock will be purchased for you and what is the source of shares purchased through the Plan?

The number of shares purchased for your account, including a fractional share computed to four decimal places, will be equal to the total amount invested by you (the amount of cash dividends reinvested and any optional cash payments less the $2.50 fee), divided by the purchase price per share.

The Company has the option to issue new Common Stock for all or a portion of the shares to be purchased on any Investment Date or to direct the Plan Administrator, acting as your agent, to purchase all or a portion of the shares of Common Stock to be purchased on any Investment Date on any securities exchange where the shares are traded. If Common Stock is purchased on the open market, neither you nor the Company can exercise any direct or indirect control over the price, timing or number of shares to be purchased or select the registered broker or dealer through or from whom such purchases will be made, which registered broker-dealer shall be unaffiliated with the Plan Administrator.

If the Company has determined that shares of Common Stock are to be purchased on the open market and if the registered broker or dealer through or from whom such purchases are to be made determines in its sole judgment that sufficient additional open-market purchases are not practicable or could have a material impact on the market price of the Company's Common Stock, the broker or dealer may request that the Company sell directly to the Plan Administrator that number of newly-issued shares of Common Stock necessary to meet the Plan's share purchase requirements for the applicable Investment Date. The Company, in its sole discretion, will decide whether or not to sell newly-issued shares to the Plan Administrator. If the Company determines not to issue new shares of Common Stock under the Plan and applicable law or the closing of the securities markets requires temporary curtailment or suspension of open-market purchases of shares of Common Stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If a sufficient number of shares of Common Stock is not available for purchase for a period of thirty (30) days, the Plan Administrator will promptly mail to you a check for the amount of any unapplied funds in your Plan accounts.

Funds received from either cash dividends or optional cash payments may be commingled for purposes of purchasing shares for the Plan. Your price will be the weighted average price of all shares purchased for the relevant Investment Date (see Questions 13 and 14 below).

13.      When will shares of Common Stock be purchased through the Plan?

Purchases under the Plan will be made as soon as practicable during each calendar quarter beginning on the dividend payment date and ending on the date when all funds available have been invested (together, such dates are the "Investment Date"). Dividends, when declared, are generally paid the last Friday of January, April, July and October. The corresponding record dates are generally about the last day of December, March, June and September prior to the dividend payment date.

You will become the owner of the shares purchased for you through the Plan on the date the shares purchased are settled (credited to the account of the Plan Administrator at the registered broker-dealer for the benefit of Plan participants).

If, within 30 days of the dividend payment date, the Plan Administrator cannot buy the shares due to an inadequate supply of shares and the Company has not sold the shares to the Plan Administrator, then the Plan Administrator will send you a check for the amount of the dividend due and any cash contributed by you which remains uninvested.

14. At what price will shares of Common Stock be purchased through the Plan?

The price at which the Plan Administrator will be deemed to have acquired shares for your account under the Plan on the open-market will be the average price of all shares purchased by the Plan Administrator on the open market with respect to a particular Investment Date. The average price will be calculated as the total price paid for all shares purchased with the proceeds of reinvested cash dividends and optional cash payments divided by the number of shares so acquired.

The purchase price per share of any newly-issued shares of Common Stock purchased directly from the Company through the Plan on any Investment Date will be 100% of the fair market value of the shares as of the Investment Date, which for this purpose will be the average closing price of the Company's Common Stock as reported on the American Stock Exchange on the last five (5) trading days ending with, and including, the Investment Date.

In the event that both open market purchases and original issue purchases from the Company are made from dividends and optional cash payments, such combination of shares will be allocated to your individual account on a pro rata basis or otherwise at the discretion of the Company.

The Plan Administrator will make every effort to invest funds in Common Stock as soon as practicable on or after each Investment Date. Shares acquired in the open market will be purchased as soon as practicable by the Plan Administrator beginning on the Investment Date and in no event later than thirty (30) days after the Investment Date, except where and to the extent necessary under any applicable federal securities laws or other government or stock exchange regulations, and except that the Plan Administrator may institute purchase transactions for the investment of dividends prior to the actual payment of dividends in order to minimize, to the extent possible, the delay between the payment of dividends and the settlement of purchase transactions.

The Company reserves the right in its sole discretion to refuse to make any shares available for purchase under the Plan for any reason. Shares acquired from the Company will be purchased for your account as of the close of business on the Investment Date.

Dividend and voting rights will commence on settlement,  which is normally three
(3) business days after purchase, whether from the Company or any other source.

Sale of Plan Shares

15.      How may you sell your shares of Common Stock?

You may sell your shares of Common Stock held under the Plan in either of two ways. First, you may request a certificate(s) for some or all of your full shares and arrange for the sale of these shares through a broker-dealer of your choice. There is a $10.00 fee for withdrawing shares from the Plan. The Plan Administrator will send you a check for any fractional shares held in your account if you request certificate(s) for all of your full shares. The price for the fractional shares will be determined by the Plan Administrator by either: a) selling shares on the open market through an unaffiliated, registered broker-dealer; or b) by using the closing price of the Common Stock on any listing exchange or as quoted by a registered broker-dealer on the date your request is received.

Alternatively, you may request that the Plan Administrator sell for you some or all of your shares held by the Plan. The Plan Administrator will sell shares for you through a registered broker-dealer selected by the Plan Administrator in its sole discretion. All broker-dealers used by the Plan Administrator for these sales will be independent of, and not affiliated with, the Plan Administrator or the Company. If you request that the Plan Administrator arrange for the sale of your shares, you will be charged a fee of $15.00 and the brokerage commissions, if any, charged by the broker-dealer selected by the Plan Administrator. These amounts will be deducted from the cash proceeds paid to you. The amount of the commission will vary depending on the broker-dealer selected and other factors. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sale price of all shares sold, less your pro rata share of brokerage commissions. If the proceeds of the sale are insufficient to cover the transaction fee, you will not receive a check, but you will not be billed any additional amount. You may not set any price limits or other restrictions for the sales. A Medallion Signature Guarantee is required for sale requests of $10,000 or higher.

If all shares held for you in the Plan are sold, your Plan participation will be terminated.

16.      When will shares of Common Stock be sold?

If you request the sale of shares held by the Plan for you, the Plan Administrator will sell such shares as your agent as soon as practicable after receipt of your written request. Payment will be made by check and mailed to you as soon as practicable after the sale.

The Plan Administrator will use its best efforts to sell your shares on the open market within 10 business days after receipt of your written instructions to such effect or as soon as otherwise practicable. There can be no assurances with respect to the ability of the Plan Administrator to sell your shares or the price, timing or terms on which a sale may be made. The Company and the Plan Administrator have no obligation under the Plan, and assume no responsibility, to purchase full shares credited to your Plan account if such shares cannot be sold by the Plan Administrator.

Dividends

17.     Will you be credited with dividends on shares held in your Plan account?

The Plan Administrator will receive the cash dividends (less the amount of tax withheld, if any) for all shares held in the Plan due to the reinvestment of dividends on the dividend record date and credit them to participant's accounts on the basis of full shares and any fractional share held. The entire amount of these dividends received will be reinvested automatically in additional shares of Common Stock as a dividend reinvestment. Dividends on shares held in your Plan account due to the deposit of certificates by you will be reinvested at the rate (25%, 50%, 75% or 100%) requested by you.

If you wish to receive dividends in cash on shares purchased through, and held in, the Plan, you must terminate your participation in the Plan and request a certificate for the full number of shares held in your Plan account.

Reports to Participants

18.     What reports will be sent to you?

As soon as practicable after each transaction, you will receive a statement showing account information, including amounts invested, purchase and/or sale prices, and shares purchased and/or sold. This statement will provide you a cost record of purchases under the Plan and you should retain it for tax purposes. In addition, you will receive the same material sent to every other holder of Common Stock, including the Company's annual reports to shareholders, notices of shareholder's meetings, proxy statements, and information for income tax reporting.

Depositing and Receiving Certificates

19. Will certificates be issued for shares of Common Stock purchased through the Plan?

Certificates of shares of Common Stock purchased through the Plan will not be issued to you unless you request them. All shares credited to your Plan account will be issued to the Plan Administrator or its nominees as your agent. The number of shares credited to your account will be shown on your account statement. This convenience protects against loss, theft or destruction of stock certificates and reduces the costs to be borne by the Company. A certificate for any number of full shares credited to your Plan account will be issued to you upon receipt of a written request by the Plan Administrator. Certificates for fractional shares will not be issued under any circumstances.

Shares credited to your account may not be assigned or pledged in any way. If you wish to assign or pledge the full shares credited to your account, you must request that certificates for those shares be issued in your name.

Plan accounts will be maintained in the name in which your certificates are registered at the time you enter the Plan or in the name in which they are held by your broker, bank or other nominee. Certificates for full shares will be registered in the same manner when issued to you.

20. May you send you Common Stock certificates to be credited to your Plan account for safekeeping?

You may deposit for safekeeping any shares of Common Stock to be held for your Plan account by the Plan Administrator. The shares will be credited to your Plan account and will be issued to the Plan Administrator or its nominees as your agent. A service fee of $5.00 is charged by the Plan Administrator for the deposit of one or more certificates. A check for $5.00 made payable to Registrar and Transfer Company must accompany your request. If you desire to deposit certificate(s) into the Plan, you should mail them by certified or registered mail to the Plan Administrator with a note requesting that they be so credited. You should insure the certificate(s) for 2% of the current market value when mailing the certificate(s). This is the amount that is usually charged for surety protection should the certificate(s) become lost in the mail.

Termination of Participation

21.      How can participation in the Plan be terminated?

Participation in the Plan is entirely voluntary. You may terminate your participation in the Plan at any time by written instructions to the Plan Administrator. A fee of $10.00 will be imposed if you withdraw from the Plan. When your notice of termination is received, the Plan Administrator will issue certificates for full shares credited to your account under the Plan and a cash payment will be made to you for any fractional share. If your notice of termination is received by the Plan Administrator less than five business days prior to a cash dividend record date, then that cash dividend will be reinvested for your account. When your account is terminated, subsequent cash dividends on certificated shares will be paid to you.

Tax Information

22. What are the federal income tax consequences of participating in the Plan?

Distributions by the Company to shareholders will generally be taxed as ordinary dividend income. If open market purchases of shares of Common Stock are made for you through the Plan with reinvested cash dividends, you will be deemed to have received a taxable dividend in the amount of the cash dividend reinvested. Your cost basis for purposes of calculating capital gains upon the sale of the shares will equal the amount of the cash dividend.

You will not realize any taxable income at the time of investment of optional cash payments in additional shares of Common Stock. The tax basis of shares purchased on the open market with an optional cash payment will be the amount of such payment.

The holding period of shares of Common Stock acquired through the Plan, whether purchased with reinvested dividends or optional cash payments, will begin on the day the transaction is settled.

You will not realize any taxable income when you receive certificates for full shares credited to your account, either upon your written request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when full shares acquired under the Plan are sold or exchanged for you and when you receive the cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount that you receive for your shares or fractional share (net of brokerage commissions and other costs of sale) and the tax basis thereof. Any fees and commissions absorbed by the company may be interpreted as taxable income by the Internal Revenue Service. You must determine your own tax liability requirements as a result of your participation in the Plan.

Foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding will have the applicable taxes withheld prior to the reinvestment of the cash dividends. Other participants for whom federal income tax withholding on dividends is required will have these taxes withheld prior to the reinvestment of the dividend. Foreign shareholder participants are urged to consult their legal advisors with respect to any local exchange, control, tax, or other law or regulation that may affect their participation in the Plan. The Company and the Plan Administrator assume no responsibility regarding such laws or regulations and will not be liable for any act or omission in respect thereof.

The foregoing is only an outline of the Company's understanding of some of the applicable federal income tax provisions. The outline is general in nature and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. For specific information on the tax consequences of participation in the Plan, including any future changes in applicable law or interpretation thereof, you should consult your own tax advisor.

Other Information

23. What happens if you sell a portion of the shares of Common Stock registered in your name or held in your account by your broker, bank or other nominee?

If you have authorized the reinvestment of cash dividends on shares registered in your name or held in your account by your broker, bank or other nominee with respect to which you participate in the Plan and then dispose of a portion of these shares, the cash dividends on the remaining shares will continue to be reinvested.

24. What happens when you sell or transfer all of the shares registered in your name or held in your account by your broker, bank or other nominee or stop all purchases?

If you dispose of all shares registered in your name or held in your account by your broker, bank or other nominee with respect to which you participate in the Plan or stop purchases through optional cash payments, the cash dividends on the shares credited to your Plan account that remain in the Plan will continue to be reinvested. If you cease to be a record owner of any shares of Common Stock (other than by depositing shares into the Plan) or cease to hold any shares in your account at your broker, bank or other nominee, the Plan Administrator, in its discretion, may request your instructions on the disposition of stock in your Plan account. If the Plan Administrator does not receive such instructions from you within 30 days, the Plan Administrator, in its discretion, may terminate your Plan account.

25. If the Company has a rights offering, how will rights on the Plan shares be handled?

No preemptive rights attach to the Common Stock of the Company. If the Company, nevertheless, makes available to holders of Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to you. This allocation will be based on the number of shares (including any fractional interests to the extent practicable) held for you in your Plan account on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

26. What happens if the Company issues a stock dividend or declares a stock split?

Any stock dividend or split shares in the form of Common Stock distributed by the Company on shares of Common Stock held by you in certificated form or held in your account by your broker, bank or other nominee or for you in your Plan account will be credited to your account in the Plan. Both full and fractional shares, where applicable, will be credited to your account.

A stock dividend or split shares distribution in the form of Common Stock will increase automatically by that amount the number of shares on which cash dividends are being reinvested.

27.         How will your shares be voted at meetings of shareholders?

Shares held under the Plan will not be voted by the Plan Administrator. You will receive a proxy indicating the total number of shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account or, if your shares are held in your account by your broker, bank or other nominee, the number of shares of Common Stock credited to your Plan account.

If your proxy is returned properly signed and marked for voting, all shares covered by the proxy, including those registered in your name and those held for you under the Plan, will be voted as marked. If your proxy is returned properly signed but without indicating instructions on the manner in which shares are to be voted with respect to any item thereon, all of your shares, including those registered in your name and those held for you under the Plan, will be voted in accordance with the recommendations of the Board of Directors of the Company.

If your proxy is not returned, or if it is returned not executed or improperly executed, your shares will be voted only if you vote in person.

28. What is the responsibility of the Company and the Plan Administrator for the Plan?

The Plan Administrator has no responsibility with respect to the preparation and the contents of this Prospectus. Neither the Company nor the Plan Administrator or its nominee(s), in administering the Plan, will be liable for any act done in good faith. Neither the Company nor the Plan Administrator will be liable for any good faith omission to act, including, without limitation, any claims of liability arising out of: (i) failure to terminate a participant's account upon the participant's death prior to the receipt of notice in writing of the death;
(ii) the prices and times at which shares of Common Stock are purchased or sold for the participant's account or the terms on which such purchases or sales are made; or (iii) fluctuations in the market value of the Common Stock.

Neither the Company nor the Plan Administrator can assure you of a profit or protect you against a loss from the shares purchased or sold through the Plan. An investment in the Common Stock, as is the case with all equity investments, is subject to significant market fluctuations. The Company can neither control purchases by the Plan Administrator under the Plan nor guarantee that dividends on the Common Stock will not be reduced or eliminated.

29.      Who regulates and interprets the Plan?

The Company and the Plan Administrator reserve the right to interpret and regulate the Plan as they deem necessary or desirable. Any such interpretation or regulation will be final. The Plan, related Plan documentation and Plan accounts will be governed by and construed in accordance with the laws of the State of New Jersey, where the Plan

Administrator is based.

30.      May the Plan be changed or discontinued?

While the Company hopes to continue the Dividend Reinvestment and Stock Purchase Plan indefinitely, the Company and the Plan Administrator reserve the right to suspend the Plan at any time by written notice to you. The terms and conditions of the Plan may also be amended by the Plan Administrator, with the concurrence of the Company, at any time by mailing an appropriate notice to you at least 30 days prior to the effective date of such amendment. The Company may amend the Plan by mailing an appropriate notice to you at least 30 days prior to the effective date of such amendment. Notwithstanding the foregoing, such amendments to the Plan as may be required from time to time due to changes in or new rules and regulations under the federal or state securities laws may be made by the Plan Administrator prior to notice to you.

                                 USE OF PROCEEDS

            The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold by it as part of the Plan or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of such shares for working capital purposes and for other general corporate purposes. The Company will not receive any proceeds if the Plan purchases the shares in the open market.

                                  LEGAL MATTERS

            Cranmore, FitzGerald & Meaney, of Hartford, Connecticut, will issue an opinion as to the legality of the shares to be issued pursuant to the Plan.

                                     EXPERTS

            The financial statements of Salisbury Bancorp, Inc., incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Shatswell, MacLeod & Company, P.C., the Company's independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's Certificate of Incorporation and bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the maximum extent permitted or required by the Connecticut Business Corporation Act (the "CBCA"). The CBCA provides for four (4) types of indemnification: permissible; mandatory; obligatory; and court ordered. Permissible indemnification for a director requires the director's conduct to have been taken in good faith and in the reasonable belief that such conduct was in the best interest of the Company. Mandatory indemnification is required under the CBCA regardless of the provisions of a corporation's certificate of incorporation or bylaws only when the director has been "wholly successful on the merits or otherwise, in the defense of an action to which he was a party because he is or was a director." Obligatory indemnification occurs by reason of specific provisions in a certificate of incorporation, bylaw, board resolution or contract. Court ordered indemnification arises when a court orders indemnification based upon its finding that mandatory indemnification or obligatory indemnification exists or because the court concludes that it would be fair and reasonable to indemnify the director.

            The Company's Certificate of Incorporation provides that the personal liability of any director to the Company to its shareholders for monetary damages for breach of duty as a director, except in certain circumstances, shall be limited to an amount equal to the compensation received by the director for serving the Company as a director during the year of the violation. The limitation, however, does not affect the ability of the

Company or its shareholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Table of Contents                                            Page
-----------------                                            ----
The Company...........................................       2
Risk Factors..........................................       2
Where You Can Find More Information...                       7
The Plan..............................................       9
Use of Proceeds.......................................       23
Legal Matters.........................................       23
Experts...............................................       23
Indemnification.......................................       23




                             SALISBURY BANCORP, INC.

                              DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN

                                   PROSPECTUS



                                 August 11, 2008

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses payable by the registrant in connection with the distribution of the shares of Common Stock registered hereby.

          SEC registration fee......................  $   118.69
          Legal fees and expenses...................    5,000.00
          Accounting fees and expenses..............    1,000.00
          Printing expenses.........................    2,500.00
          Miscellaneous.............................    1,000.00
                                                      ----------
               Total expenses.......................  $ 9,618.69

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to the provisions of Articles Ninth and Seventeenth of the Company's certificate of incorporation, and the provisions of Article V of the Company's bylaws, as amended.

         The Company is a Connecticut corporation subject to the applicable indemnification provisions of the Connecticut Business Corporation Act of the State of Connecticut (the "CBCA"). The CBCA provides for four (4) types of indemnification: permissible; mandatory; obligatory; and court ordered. Sections 33-771 and 33-776 of the CBCA provide for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of the Company against liability incurred in a proceeding to which such individual is a party. In the case of actions brought by or in the right of the Company, Section 33-771(d) provides for indemnification only of reasonable expenses, and only upon a determination by a court of competent jurisdiction or the court in which such action or suit was brought.

         The Company's certificate of incorporation and bylaws provide for indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted and/or required by Sections 33-770 to 33-778 of the CBCA.

         Article Ninth of the Company's certificate of incorporation provides that the personal liability to the Company or its shareholders of a person who is or was a director of the Company for monetary damages for breach of duty as a director shall be limited to the amount of compensation received by such director for serving the Company during the year of the violation if such breach did not (1) involve a knowing and culpable notation of law; (2) enable the director or an associate as defined in Section 33-840 of the CBCA to receive improper personal economic gain; (3) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company; (4) constitute a sustained and unexcused pattern of inattention that amounts to an abdication of duty; or (5) create liability for unlawful distribution under Section 33-757 of the CBCA or under Section 36a-58 of the Connecticut Banking Law.

         The foregoing provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Salisbury pursuant to the foregoing provisions, or otherwise, Salisbury has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Salisbury of expenses incurred or paid by a director, officer or controlling person of Salisbury in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Salisbury will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

            The following is a list of exhibits filed as a part of this registration statement or incorporated by reference herein:

Exhibit No.    Description
-----------    -----------

4.1            Certificate  of   Incorporation   (Exhibit  3.1  to  Registration
               Statement on Form S-4 (File No. 333-50857) filed April 23, 1998).
               (1)

4.2 Bylaws (Exhibit 3.2 to Current Report on Form 8-K/A filed February 10, 2005). (1)

5.1 Opinion and Consent of Cranmore, FitzGerald & Meaney as to the legality of the securities to be registered. (2)

23.1           Consent of  Cranmore,  FitzGerald  & Meaney  (included in Exhibit
               5.1). (2)

23.2           Consent of Shatswell, MacLeod & Company, P.C. (2)

24.1           Powers of Attorney (included in signature page). (2)
-----------
(1) Incorporated herein by reference.
(2) Filed herewith.

ITEM 17.  UNDERTAKINGS

            The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than (20) per cent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   Registration
                  statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lakeville, State of Connecticut, on this 7th day of August, 2008.

                                            Salisbury Bancorp, Inc.

                                            /s/ John F. Perotti
                                            ------------------------------------
                                            (John F. Perotti)
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints John F. Perotti and John F. Foley, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                                -----------------

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                    Date
---------                               -----                    ----

/s/ John F. Perotti                    Chairman             August 7, 2008
-----------------------------   Chief Executive Officer
John F. Perotti                      and Director


/s/ Louis E. Allyn, II                 Director             May 14, 2008
-----------------------------
Louis E. Allyn, II

/s/ John R. H. Blum                    Director             May 14, 2008
---------------------------
John R. H. Blum

/s/ Louise F. Brown                    Director             May 14, 2008
-----------------------------
Louise F. Brown

/s/ Richard J. Cantele, Jr.            Director             May 14, 2008
-----------------------------
Richard J. Cantele, Jr.

/s/ Robert S. Drucker                  Director             May 14, 2008
-----------------------------
Robert S. Drucker

/s/ Nancy F. Humphreys                 Director             May 14, 2008
-----------------------------
Nancy F. Humphreys

/s/ Holly J. Nelson                    Director             May 14, 2008
-----------------------------
Holly J. Nelson

/s/ Michael A. Varet                   Director             May 14, 2008
-----------------------------
Michael A. Varet

/s/ John F. Foley               Chief Financial Officer     August 7, 2008
-----------------------------   and Treasurer (principal
(John F. Foley)                   accounting officer)